As filed with the Securities and Exchange Commission on April 29, 2002
Registration No. 333-86738

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3825	13-3711155
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification no.)

FormFactor, Inc.

2140 Research Drive
Livermore, California 94550
(925) 294-4300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jens Meyerhoff

Senior Vice President, Chief Financial Officer and Secretary
FormFactor, Inc.
2140 Research Drive
Livermore, California 94550
(925) 294-4300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gordon K. Davidson, Esq. Mark A. Leahy, Esq. Jeffrey R. Vetter, Esq. Katherine Tallman Schuda, Esq. Fenwick & West LLP Two Palo Alto Square Palo Alto, California 94306 (650) 494-0600	Gregory M. Gallo, Esq. Peter M. Astiz, Esq. Gray Cary Ware & Freidenrich LLP 400 Hamilton Avenue Palo Alto, California 94301 (650) 833-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box.    ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay the effective date of this Registration Statement until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     Exhibits and Financial Statement Schedules.

      (a) The following exhibits are filed herewith:

Exhibit
Number	Exhibit Title

1.01**	Form of Underwriting Agreement.
3.01**	Restated Certificate of Incorporation of the Registrant as filed July 5, 2001 and the Amendment to Restated Certificate of Incorporation as filed April 10, 2002.
3.02*	Form of Registrant’s Restated Certificate of Incorporation to be filed upon the closing of the offering.
3.03**	Amended Bylaws of the Registrant, as amended through March 14, 2002.
3.04*	Restated Bylaws of the Registrant to be effective upon the closing of the offering.
4.01*	Specimen Common Stock Certificate.
4.02**	Sixth Amended and Restated Rights Agreement by and among the Registrant and certain stockholders of the Registrant dated July 13, 2001.
4.03**	Stockholders Agreement by and among the Registrant, Dr. Igor Y. Khandros, Susan Bloch and Richard Hoffman dated February 9, 1994.
4.04**	Stockholders Agreement by and among the Registrant, Dr. Igor Y. Khandros, Susan Bloch and Milton Ohring dated April 11, 1994.
4.05**	Stockholders Agreement by and among the Registrant, Dr. Igor Y. Khandros, Susan Bloch and Benjamin Eldridge dated August 12, 1994.
4.06**	Stockholders Agreement by and among the Registrant, Dr. Igor Y. Khandros, Susan Bloch and Charles Baxley, P.C. dated September 8, 1994.
5.01*	Opinion of Fenwick & West LLP.
10.01*	Form of Indemnity Agreement.
10.02**	1995 Stock Plan, and form of option grant.
10.03**	1996 Stock Option Plan, and form of option grant.
10.04**	Incentive Option Plan, and form of option grant.
10.05**	Management Incentive Option Plan, and form of option grant.
10.06*	2002 Equity Incentive Plan, and form of option grant.
10.07*	2002 Employee Stock Purchase Plan.
10.08**†	Key Management Bonus Plan.
10.09**	Forms of promissory notes from executive officers and directors to the Registrant made in connection with exercise of options.
10.10**	Loan Agreement by and between Stuart Merkadeau and the Registrant dated February 1, 2001.
10.11**	Employment Offer Letter dated October 29, 1998 to Yoshikazu Hatsukano.
10.12**	Lease by and between Paul E. Iocano and the Registrant dated June 26, 1995.
10.13**	Lease by and between Paul E. Iocano and the Registrant dated April 12, 1996.
10.14**	Lease by and between Paul E. Iocano and the Registrant dated November 20, 1996.
10.15**	Lease by and between Paul E. Iocano and the Registrant dated April 24, 1997.
10.16**	Lease by and between Richard K. and Pamela K. Corbett, Robert and Cheryl Rumberger, Connie Duke and the Registrant dated March 12, 1998.
10.17**	Lease by and between L One and the Registrant dated March 25, 1998.
10.18**†	Pacific Corporate Center Lease by and between Greenville Investors, L.P. and the Registrant dated May 3, 2001.

Exhibit
Number	Exhibit Title

10.19**†	Pacific Corporate Center Lease by and between Greenville Investors, L.P. and the Registrant dated May 3, 2001.
10.20**†	Pacific Corporate Center Lease by and between Greenville Investors, L.P. and the Registrant dated May 3, 2001.
10.21**	Second Amended and Restated Loan and Security Agreement by and between Comerica Bank — California and the Registrant dated as of March 20, 2001, as amended through January 12, 2002.
10.22**†	Basic Purchase Agreement by and among Infineon Technologies Aktiengesellschaft, Whiteoak Semiconductor Partnership, Promos Technologies Inc. and the Registrant dated July 9, 1999.
10.23**†	Authorized International Distributor Agreement by and between Spirox Corporation and the Registrant dated June 1, 2000.
10.24**†	Probecard Purchase Agreement by and between Samsung Electronics Industries Co., Ltd. and the Registrant dated November 22, 2000.
10.25†	Intel Corporation Purchase Agreement — Capital Equipment and Services by and between Intel Corporation and the Registrant dated January 8, 2001, and as amended on January 22, 2001, on March 1, 2001, and on April 1, 2001.
21.01**	List of Subsidiaries of Registrant.
23.01*	Consent of Fenwick & West LLP (See Exhibit 5.01).
23.02**	Consent of independent accountants.
24.01**	Power of Attorney (see page II-8 of the original filing of this Registration Statement).

*	To be filed by amendment.

**	Previously filed.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this Registration Statement and have been filed separately with the Securities and Exchange Commission.

      (b) Financial Statement Schedule

REPORT OF INDEPENDENT ACCOUNTANTS ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors of

FormFactor, Inc.:

      Our audits of the consolidated financial statements referred to in our report dated February 15, 2002, except for Note 14, as to which the date is April 18, 2002, appearing in the Registration Statement on Form S-1 of FormFactor, Inc. also included an audit of the financial statement schedule listed in Item 16(b) on Page II-6 of this Form S-1. In our opinion, the financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PRICEWATERHOUSECOOPERS LLP

San Jose, California

April 22, 2002

Schedule II

FORMFACTOR, INC.

VALUATION AND QUALIFYING ACCOUNTS

For the Years Ended December 25, 1999, December 30, 2000 and December 29, 2001
(In thousands)

	Balance at			Balance
	Beginning			at End
Descriptions	of Period	Additions	Deductions	of Year

Allowance for doubtful accounts receivable:
Year ended December 25, 1999	$412	$200	$—	$612

Year ended December 30, 2000	$612	$—	$32	$580

Year ended December 29, 2001	$580	$—	$166	$414

Reserve for excess and obsolete inventory:
Year ended December 25, 1999	$1,797	$3,623	$—	$5,420

Year ended December 30, 2000	$5,420	$2,227	$—	$7,647

Year ended December 29, 2001	$7,647	$4,504	$3,535	$8,616

Allowance against deferred tax assets:
Year ended December 25, 1999	$6,092	$1,880	$—	$7,972

Year ended December 30, 2000	$7,972	$777	$—	$8,749

Year ended December 29, 2001	$8,749	$312	$—	$9,061

      All other financial statement schedules have been omitted because the information required to be set forth herein is not applicable or is shown either in the consolidated financial statements or the notes thereto.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livermore, State of California, on this 29th day of April 2002.

FORMFACTOR, INC.

By:	/s/ STUART L. MERKADEAU

Stuart L. Merkadeau

Vice President of Intellectual Property

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

Principal Executive Officer:

/s/ IGOR Y. KHANDROS* Dr. Igor Y. Khandros	President, Chief Executive Officer and Director	April 29, 2002

Principal Financial Officer and Principal Accounting Officer:

/s/ JENS MEYERHOFF*

Jens Meyerhoff	Senior Vice President, Chief Financial Officer and Secretary	April 29, 2002

Additional Directors:

/s/ JOSEPH R. BRONSON* Joseph R. Bronson	Director	April 29, 2002

/s/ WILLIAM H. DAVIDOW* Dr. William H. Davidow	Director	April 29, 2002

/s/ G. CARL EVERETT, JR.* G. Carl Everett, Jr.	Director	April 29, 2002

/s/ WILLIAM J. HARDING* Dr. William J. Harding	Director	April 29, 2002

/s/ JAMES A. PRESTRIDGE* James A. Prestridge	Director	April 29, 2002

*By: /s/ STUART L. MERKADEAU Stuart L. Merkadeau, Attorney-in-Fact April 29, 2002

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

10.25†	Intel Corporation Purchase Agreement — Capital Equipment and Services by and between Intel Corporation and the Registrant dated January 8, 2001, and as amended on January 22, 2001, on March 1, 2001, and on April 1, 2001.

† Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this Registration Statement and have been filed separately with the Securities and Exchange Commission.